EXHIBIT 4.3

================================================================================





                            LITTON LOAN SERVICING LP,
                                   as Servicer



                  SALOMON MORTGAGE LOAN TRUST, SERIES 2001-CB4,
                                    as Issuer



                                       and



                         U.S. BANK NATIONAL ASSOCIATION
                              as Indenture Trustee



                             ----------------------

                               SERVICING AGREEMENT
                          Dated as of December 14, 2001

                             ----------------------






            C-BASS Mortgage Loan Asset-Backed Notes, Series 2001-CB4




================================================================================

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                     ARTICLE I

                                                    Definitions
         Section 1.01.     Definitions............................................................................1
         Section 1.02.     Other Definitional Provisions..........................................................1

                                                    ARTICLE II

                                          Representations and Warranties
         Section 2.01.     Representations and Warranties Regarding the Servicer..................................3
         Section 2.02.     Representations and Warranties of the Issuer...........................................5
         Section 2.03.     Repurchase or Substitution of Mortgage Loans...........................................5

                                                    ARTICLE III

                                           Administration and Servicing
                                                 of Mortgage Loans
         Section 3.01.     Servicer to Act as Servicer............................................................6
         Section 3.02.     Collection of Certain Mortgage Loan Payments...........................................8
         Section  3.03.    Realization Upon Defaulted Mortgage Loans..............................................8
         Section 3.04.     Collection Account....................................................................10
         Section 3.05.     Permitted Withdrawals from the Collection Account.....................................11
         Section 3.06.     Establishment of Escrow Accounts; Deposits in Escrow Accounts.........................12
         Section 3.07.     Permitted Withdrawals From Escrow Account.............................................13
         Section 3.08.     Payment of Taxes, Insurance and Other Charges; Collections
                           Thereunder............................................................................13
         Section 3.09.     Transfer of Accounts..................................................................14
         Section 3.10.     Maintenance of Hazard Insurance.......................................................15
         Section 3.11.     Maintenance of Mortgage Impairment Insurance Policy...................................15
         Section 3.12.     Fidelity Bond, Errors and Omissions Insurance.........................................16
         Section 3.13.     Title, Management and Disposition of REO Property.....................................16
         Section 3.14.     Due-on-Sale Clauses; Assumption and Substitution Agreements...........................19
         Section 3.15.     Notification of Adjustments...........................................................20
         Section 3.16.     Optional and Mandatory Purchases of Mortgage Loans by Servicer........................20
         Section 3.17.     Indenture Trustee to Cooperate; Release of Files......................................21
         Section 3.18.     Servicing Compensation................................................................22
         Section 3.19.     Annual Statement as to Compliance.....................................................23
         Section 3.20.     Annual Independent Certified Public Accountants' Reports..............................23
         Section 3.21.     Access to Certain Documentation and Information Regarding the
                           Mortgage Loans........................................................................24
         Section 3.22.     Reserved..............................................................................24
         Section 3.23.     Obligations of the Servicer in Respect of Compensating Interest.......................24


                                        i




         Section 3.24.     Obligations of the Servicer in Respect of Mortgage Rates and
                           Monthly Payments......................................................................25
         Section 3.25.     Investment of Funds in the Collection Account.........................................25
         Section 3.26.     Liability of Servicer; Indemnification................................................26
         Section 3.27.     Reports of Foreclosure and Abandonment of Mortgaged Properties........................27

                                                     ARTICLE V

                                                   The Servicer
         Section 5.01.     Liability of the Servicer.............................................................30
         Section 5.02.     Merger or Consolidation of, or Assumption of the Obligations of,
                           the Servicer..........................................................................30
         Section 5.03.     Limitation on Liability of the Servicer and Others....................................30
         Section 5.04.     Servicer Not to Resign................................................................31
         Section 5.05.     Delegation of Duties..................................................................31

                                                    ARTICLE VI

                                                      Default
         Section 6.01.     Servicer Events of Termination........................................................34
         Section 6.02.     Indenture Trustee to Act; Appointment of Successor....................................36
         Section 6.03.     Waiver of Defaults....................................................................37
         Section 6.04.     Notification to Noteholders...........................................................37
         Section 6.05.     Survivability of Servicer Liabilities.................................................37

                                                    ARTICLE VII

                                             Miscellaneous Provisions
         Section 7.01.     Amendment.............................................................................38
         Section 7.02.     Governing Law; Jurisdiction...........................................................38
         Section 7.03.     Notices...............................................................................38
         Section 7.04.     Severability of Provisions............................................................39
         Section 7.05.     Article and Section References........................................................39
         Section 7.06.     Notice to the Rating Agencies.........................................................39
         Section 7.07.     Further Assurances....................................................................40
         Section 7.08.     Benefits of Servicing Agreement.......................................................40
         Section 7.09.     Benefits of Servicing Agreement.......................................................40

EXHIBIT A         Form of Request for Release of Documents
EXHIBIT B         Ineligible Foreclosure Property Loan Schedule

         This is a Servicing Agreement, dated as of December 14, 2001, among Litton Loan Servicing LP (the "Servicer"), Salomon Mortgage Loan Trust 2001-CB4 (the "Issuer") and U.S. Bank National Association (the "Indenture Trustee").


                          W I T N E S S E T H  T H A T:
                          ----------------------------


                  WHEREAS, the Servicer is engaged in the business of servicing mortgage loans;

                  WHEREAS, the Issuer desires to pledge to the Indenture Trustee certain mortgage loans, identified on Schedule 1 hereto (the "Mortgage Loans") in connection with the issuance of the C-BASS Mortgage Loan Asset-Backed Notes, Series 2001-CB4 (the "Notes");

                  WHEREAS, the Issuer desires to contract with the Servicer for the servicing responsibilities associated with such Mortgage Loans; and;

                  WHEREAS, the Issuer, the Servicer and the Indenture Trustee desire to execute this Agreement to define each party's rights, duties and obligations relating to the servicing of the Mortgage Loans;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  Section 1.01.     Definitions.

                  For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated December 14, 2001 (the "Indenture"), between Salomon Mortgage Loan Trust, Series 2001-CB4, as issuer, and U.S. Bank National Association, as indenture trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                  Section 1.02.     Other Definitional Provisions.

                  (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

                  (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                         Representations and Warranties

                  Section 2.01. Representations and Warranties Regarding the
                                Servicer.

                  The Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Cut-off Date:

                  (i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to ensure the enforceability or validity of each Mortgage Loan and to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted; the Servicer has the power and authority to execute and deliver this Servicing Agreement and to perform in accordance herewith; the execution, delivery and performance of this Servicing Agreement (including all instruments of transfer to be delivered pursuant to this Servicing Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Servicing Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Servicer to make this Servicing Agreement valid and binding upon the Servicer in accordance with its terms;

                  (ii) The consummation of the transactions contemplated by this Servicing Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate of formation or the partnership agreement of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                  (iii) The Servicer is an approved seller/servicer of conventional mortgage loans for FNMA, and is an FHA Approved Mortgagee in good standing to service mortgages, is a VA Approved Lender and has not been suspended as a mortgagee or servicer by the FHA or VA and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing as a FHA Approved Mortgagee and a VA Approved Lender and to service mortgage loans for HUD, FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD,

         FNMA, FHLMC, FHA or VA eligibility requirements or which would require notification to any of HUD, FNMA, FHLMC, FHA or VA;

                  (iv) This Servicing Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

                  (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Servicing Agreement;

                  (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Servicing Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Servicing Agreement;

                  (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Servicing Agreement or the consummation of the transactions contemplated by this Servicing Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained; and

                  (viii) Neither this Servicing Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Indenture Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in this Section 2.01 which materially and adversely affects the interests of the Noteholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.01 shall survive delivery of the Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Indenture Trustee, the Issuer, the Depositor and the Noteholders. Upon discovery by any of the Issuer, the Depositor, the Servicer, the Seller or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Noteholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

                  Section 2.02. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Servicer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Cut-off Date:

                  (i) The Issuer is a business trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

                  (ii) The execution and delivery by the Issuer of this Servicing Agreement and the performance by the Issuer of its obligations under this Servicing Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

                  Section 2.03. Repurchase or Substitution of Mortgage Loans.

                  For any month in which the Seller (pursuant to the terms of the Mortgage Loan Purchase Agreement) substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Indenture Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

                                   ARTICLE III

                          Administration and Servicing
                                of Mortgage Loans

                  Section 3.01. Servicer to Act as Servicer.

                  The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Servicing Agreement and the normal and usual standards of practice of prudent mortgage servicers, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Servicing Agreement including, in the case of FHA Loans and VA Loans, taking all actions that a mortgagee is permitted or required to take by the FHA or the VA, as the case may be (the "Servicing Standards").

                  Consistent with the terms of this Servicing Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Noteholders; provided, however, that the Servicer shall not make future advances and, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) in the case of FHA Loans and VA Loans, affect the FHA Insurance Contract or VA Guaranty Agreement, as the case may be, with respect to such Mortgage Loan, (iii) affect adversely the status of any REMIC under the Indenture as a REMIC or (iv) cause any REMIC under the Indenture to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Group I Mortgage Loan that would both (x) effect an exchange or reissuance of such Group I Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC under the Indenture constituting part of the Trust Estate to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. If reasonably required by the Servicer, the Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Servicing Agreement.

                  In servicing and administering FHA Loans and VA Loans, the Servicer shall comply strictly with the National Housing Act, the FHA Regulations, the Servicemen's Readjustment Act and the VA Regulations and administrative guidelines issued thereunder or pursuant thereto (insofar as the same apply to any Mortgage Loan) and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the timely giving of notices, the essence hereof being that the full benefits of each FHA Insurance Contract and VA Guaranty Agreement inure to the Indenture Trustee, on behalf of the Noteholders.

                  In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions, the FHA Insurance Contracts and the VA Guaranty Agreements, where applicable, and the Noteholders' reliance on the Servicer. The Servicer shall give prompt notice to the Indenture Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust Estate or (ii) assert jurisdiction over the Trust Estate.

                  Notwithstanding anything in this Servicing Agreement to the contrary, in the event of a Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any prepayment penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or
(2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. In the event of a Principal Prepayment in full with respect to any Mortgage Loan, the Servicer shall deliver to the Indenture Trustee an Officer's Certificate no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class IX Noteholder and the Class IN Noteholder (in the case of a Group I Mortgage Loan) or the Class IIX Noteholder and the Class IIN Noteholder (in the case of a Group II Mortgage Loan). If the Servicer has waived or does not collect all or a portion of a prepayment penalty relating to a Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, within 90 days of the date on which the Principal Prepayment in full is remitted to the Indenture Trustee, deliver to the Indenture Trustee the amount of such prepayment penalty (or such portion thereof as had been waived for deposit) into the Payment Account for payment in accordance with the terms of the Indenture.

                  With respect to each Mortgage Loan which is the subject of a Principal Prepayment in full, the Indenture Trustee shall verify whether such Mortgage Loan was identified on the Mortgage Loan Schedule as being subject to a prepayment penalty and, if such Mortgage Loan is so identified, whether the amount of the prepayment penalty remitted by the Servicer (including any amounts to be remitted by the Servicer pursuant to the last sentence of the preceding paragraph), if any, is consistent with the amount of the prepayment penalty set forth in the Mortgage Loan Schedule. In the event that the Indenture Trustee determines that a prepayment penalty received with respect to a Principal Prepayment in full is inconsistent with the prepayment penalty set forth in the Mortgage Loan Schedule for the related Mortgage Loan and such inconsistency results in the receipt of a reduced prepayment penalty, the Indenture Trustee shall provide notice to the Seller of such inconsistency. Within 90 days of receipt of such notice, the Seller shall remit to the Indenture Trustee for deposit in the Payment Account an amount equal to the difference between the amount of the prepayment penalties received by the Indenture Trustee and the amount of the prepayment penalties determined in accordance with the description thereof set forth in the Mortgage Loan Schedule for the related Mortgage Loans.

                  The Indenture Trustee shall prepare and deliver to the Issuer, the Depositor and the owner of the Class IN Notes, Class IX Notes, Class IIN Notes and Class IIX Notes, on a monthly basis, a statement setting forth the amounts due and received with respect to prepayment penalties.

                  Section 3.02. Collection of Certain Mortgage Loan Payments.

                  Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Servicing Agreement and the terms and provisions of any related Primary Insurance Policy and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  Section 3.03. Realization Upon Defaulted Mortgage Loans.

                  In the event that any payment due under any Conventional Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Noteholders. In the event that any payment due under any FHA Loan becomes delinquent, the Servicer shall take all such actions as are in the best interests of the Noteholders and permitted under any applicable FHA loss mitigation proceedings, including, but not limited to, requesting the FHA to accept an assignment of such FHA Loan, and, upon the Servicer's determination that foreclosure is in the best interest of the Noteholders, commencing foreclosure proceedings. With respect to each VA Loan, the Servicer shall diligently seek to mitigate losses by utilizing all remedies available in the VA Regulations. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan.

                  In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the servicing standards set forth in the FNMA Guide, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

                  Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust Estate would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Noteholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Noteholders to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.05(b).

                  If the Servicer determines, as described above, that it is in the best economic interest of the Noteholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Noteholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(b).

                  Section 3.04. Collection Account.

                  (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

                  The Servicer shall deposit in the Collection Account on a daily basis within two Business Days of receipt, and retain therein, the following payments and collections received or made by it after the Cut-Off Date with respect to the Mortgage Loans:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Rate less the Servicing Fee Rate;

                  (iii) all proceeds from a cash liquidation;

                  (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

                  (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law; and

                  (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13.

                  Any interest paid on funds deposited in the Collection Account, subject to Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(e). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment charges that are not prepayment penalties, and assumption fees need not be deposited by the Servicer in the Collection Account.

                  (b) On behalf of the Trust Estate, the Servicer shall deliver to the Indenture Trustee in immediately available funds for deposit in the Payment Account by the close of business New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Payment Account from a different source as provided herein) then on deposit in the Collection Account.

                  (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section
3.25. The Servicer shall give notice to the Indenture Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof.

                  (d) In the event the Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account any amount not required to be deposited therein, it may at any time request that the Indenture Trustee withdraw such amount from the Payment Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Indenture Trustee from time to time for deposit, and the Indenture Trustee shall so deposit, in the Payment Account in respect of the Mortgage Loans:

                  (i) any Advances, as required pursuant to Section 4.01;

                  (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

                  (iii) any prepayment penalties and premiums or amounts in connection with the waiver of such prepayment penalties or premiums, in each case required to be deposited pursuant to Section 3.01;

                  (iv) any amounts required to be deposited in the Payment Account pursuant to Sections 2.03, 3.04, 3.15, 3.16, 3.23, 3.28 or
         4.01; and

                  (v) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

                  (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Indenture Trustee shall notify the Servicer of such receipt and deposit such funds in the Payment Account, subject to withdrawal thereof as permitted hereunder.

                  Section 3.05. Permitted Withdrawals from the Collection
                                Account.

                  The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

                  (a) to remit to the Indenture Trustee for deposit in the Payment Account the amounts required to be so remitted pursuant to Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

                  (b) to reimburse itself for Advances and Servicing Advances; provided that the Servicer's right to reimburse itself pursuant to this subclause (b) is limited to amounts received on the related Mortgage Loan which represent payments of (i) principal and/or interest respecting which any such Advance was made or (ii) Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made;

                  (c) to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed Advances to the extent that such amounts are deemed to be Nonrecoverable Advances, and to reimburse itself for such amounts to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section 3.03 or Section 3.13 hereof;

                  (d) to reimburse itself for any amounts paid pursuant to
Section 3.03 (and not otherwise previously reimbursed);

                  (e) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(a)(ii);

                  (f) to reimburse itself for any amounts paid pursuant to
Section 6.03 (and not otherwise previously reimbursed); and

                  (g) to clear and terminate the Collection Account upon the termination of this Servicing Agreement.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  Section 3.06. Establishment of Escrow Accounts; Deposits in
                                Escrow Accounts.

                  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of any letter agreement related to such accounts shall be furnished to the Indenture Trustee upon request. The Escrow Account shall be an Eligible Account.

                  The Servicer shall deposit in the Escrow Account or Accounts on a daily basis within two Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Servicing Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Servicing Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  Section 3.07. Permitted Withdrawals From Escrow Account.

                  Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Servicing Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Servicing Agreement,
(viii) to transfer to the Collection Account any insurance proceeds, or (ix) in the case of FHA Loans and VA Loans, for transfer to the Collection Account, fire and hazard insurance proceeds and Escrow Payments with respect to any Mortgage Loan where the FHA or VA, as the case may be, has directed application of such funds as a credit against the proceeds of the FHA Insurance Contract or the VA Guaranty Agreement. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

                  In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

                  Section 3.08. Payment of Taxes, Insurance and Other Charges;
                                Collections Thereunder.

                  With respect to each first lien Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

                  The Servicer, on behalf of the Indenture Trustee, as mortgagee, will maintain in full force and effect (to the extent a Mortgage Loan has a Primary Insurance Policy) a Primary Insurance Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is required. Such coverage will be maintained until the Combined Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less. The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Servicing Agreement unless a replacement Primary Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.14, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

                  In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Indenture Trustee, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05.

                  Section 3.09. Transfer of Accounts.

                  The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Indenture Trustee, the Issuer and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

                  Section 3.10. Maintenance of Hazard Insurance.

                  The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Noteholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property,
(y) public liability insurance and, (z) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

                  Section 3.11. Maintenance of Mortgage Impairment Insurance
                                Policy.

                  In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Indenture Trustee for deposit in the Payment Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Estate. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Indenture Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Indenture Trustee, the Servicer shall cause to be delivered to the Indenture Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Indenture Trustee.

                  Section 3.12. Fidelity Bond, Errors and Omissions Insurance.

                  The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Servicing Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Servicing Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA MBS Selling and Servicing Guide or by FHLMC in the FHLMC Servicer's Guide. Upon request of the Indenture Trustee, the Servicer shall cause to be delivered to the Indenture Trustee a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Indenture Trustee.

                  Section 3.13. Title, Management and Disposition of REO
                                Property.

                  (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Indenture Trustee to the Servicer) in the name of the Indenture Trustee, on behalf of the Noteholders, or in the event the Indenture Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Indenture Trustee.

                  (b) In the event that the Trust Estate acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Group I Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Estate for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Estate, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Indenture Trustee, to the effect that the holding by the Trust Estate of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Estate to fail to qualify as a REMIC at any time that any Notes are outstanding, in which case the Trust Estate may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

                  Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Servicing Agreement, no REO Property related to a Group I Mortgage Loan acquired by the Trust Estate shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Estate in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or
(ii) subject any REMIC constituting part of the Trust Estate to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Estate with respect to the imposition of any such taxes.

                  The Servicer shall manage, conserve, protect and operate each REO Property related to a Group I Mortgage Loan for the Noteholders and the Trust Estate solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Servicer to the Indenture Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Noteholders and the Trust Estate.

                  With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain with respect to all REO Property an REO Account or Accounts in the form of a time deposit or demand account, unless an Opinion of Counsel is obtained by the Servicer to the effect that the classification as a REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner. Such REO Account shall be established with the Servicer or with a commercial bank, a mutual savings bank or a savings and loan association. The creation of any REO Account shall be evidenced by a letter agreement, in the case of an account held by a depository. In either case, an original of such certification or letter agreement shall be furnished to the Indenture Trustee upon request.

                  The Servicer shall deposit or cause to be deposited, on a daily basis, within two Business Days of receipt, in each REO Account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall have the right to earn interest, if any, on funds deposited in such REO Account. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deposit into the Collection Account the net receipts from the REO Property on deposit in the REO Account and retain any interest.

                  The Servicer shall furnish to the Indenture Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Indenture Trustee shall reasonably request.

                  The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Noteholders' interests.

                  Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Noteholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the REO Account and shall be transferred to the Collection Account on the

Determination Date in the month following receipt thereof for payment on the succeeding Servicer Remittance Date in accordance with the Indenture.

                  Any REO Disposition of an REO Property related to a Group I Mortgage Loan shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Estate to fail to qualify as a REMIC).

                  The Servicer shall not complete, or allow to be completed, a foreclosure or accept a deed in lieu of a foreclosure with respect to any Ineligible Foreclosure Property Loan if it would cause the Indenture Trustee to hold REO Property from Ineligible Foreclosure Property Loans with an aggregate value in excess of 0.75% of the aggregate outstanding Principal Balance of the Mortgage Loans as of the end of the prior Collection Period. If the Value of REO Property from Ineligible Foreclosure Property Loans equals or exceeds 1% of the outstanding Principal Balance of the Mortgage Loans as of the end of any Collection Period, the Seller shall purchase at the Purchase Price on or prior to the related Payment Date sufficient REO Property from Ineligible Foreclosure Property Loans to cause the Indenture Trustee to hold REO Property from Ineligible Foreclosure Property Loans with a Value of less than 1% of the outstanding Principal Balance of the Mortgage Loans and such proceeds shall be treated as received during the related Prepayment Period. If the Seller shall fail to purchase any REO Property as described in the preceding sentences, the Servicer shall sell such REO Property as soon as reasonably practicable and in a commercially reasonable manner. For purposes of this paragraph the "Value" of REO Property from a Ineligible Foreclosure Property Loan shall be treated as equal to the Principal Balance of the related Ineligible Foreclosure Property Loan plus interest that had accrued on such Mortgage Loan as of the date of acquisition of the REO Property by the Indenture Trustee. The Indenture Trustee shall reconvey a Mortgage Loan so purchased in the same manner and under the same terms as specified in Section 2.03.

                  Section 3.14. Due-on-Sale Clauses; Assumption and Substitution
                                Agreements.

                  When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Indenture Trustee, the Issuer and the Depositor to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Servicing Agreement. The Servicer shall notify the Indenture Trustee that any such assumption or substitution agreement has been completed by forwarding to the Indenture Trustee (or the Custodian, as the case may be) the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Indenture Trustee (or the Custodian, as the case may be) to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

                  Notwithstanding the foregoing paragraph or any other provision of this Servicing Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

                  Section 3.15. Notification of Adjustments.

                  On each Adjustment Date, the Servicer shall make Mortgage Rate adjustments for each adjustable-rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Rate adjustments. The Servicer also shall provide timely notification to the Indenture Trustee of all applicable data and information regarding such Mortgage Rate adjustments and the Servicer's methods of implementing such Mortgage Rate adjustments. Upon the discovery by the Servicer or the Indenture Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Rate adjustments made by any servicer prior to the Servicer.

                  Section 3.16. Optional and Mandatory Purchases of Mortgage
                                Loans by Servicer.

                  On or after March 31, 2002, as to any Mortgage Loan which is Delinquent in payment by 120 days or more or any REO Property, the Servicer may, at its option, purchase such Mortgage Loan from the Issuer at the Purchase Price for such Mortgage Loan provided that the Servicer may exercise the purchase right during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred and ending on the last Business Day of such calendar quarter. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent or, in the event such loan is a Re-Performing Mortgage Loan which is Delinquent 120 days or more as of the Cut-Off Date, the date on which the such Re-Performing Mortgage Loan first becomes an additional 30 days or ore Delinquent.

                  If the Servicer does not exercise the purchase right with respect to a Mortgage Loan during the period specified in the preceding paragraph, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding paragraph only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 day Delinquent again.

                  Prior to repurchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly advances pursuant to
Section 4.01. The Servicer (or an affiliate of the Servicer) shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Noteholders. Any such repurchase of a Mortgage Loan or REO Property pursuant to this Section 3.16 shall be accomplished by delivery to the Indenture Trustee for deposit in the Payment Account of the amount of the purchase price. The Indenture Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan or REO Property to the Servicer (or an affiliate of the Servicer) to the extent necessary, including the prompt delivery of all documentation to the Servicer (or an affiliate of the Servicer). Furthermore, the Servicer may, at its option, write-off a second lien or third lien Mortgage Loan which becomes 180 or more days delinquent.

                  Notwithstanding anything in this Section 3.16, the rights of the Seller to repurchase a Mortgage Loan or REO Property which becomes 120 or more days delinquent shall be set forth in the Mortgage Loan Purchase Agreement.

                  Section 3.17. Indenture Trustee to Cooperate; Release of
                                Files.

                  (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Indenture Trustee (or the Custodian as the case may be) two executed copies of a completed "Request for Release" substantially in the form of Exhibit A. Upon receipt of such Request for Release of Documents, the Indenture Trustee (or the Custodian as the case may be) shall promptly release the related Mortgage File, in trust to (i) the Servicer, or (ii) such other party identified in the related Request for Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer shall direct the Indenture Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Indenture Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Indenture Trustee with all requisite information completed by the Servicer; in such event, the Indenture Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

                  (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Indenture Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Indenture Trustee), upon written request of the Servicer and delivery to the Indenture Trustee (or the Custodian, as the case may be) of two executed copies of a "Request for Release" substantially in the form of Exhibit A signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee (or the Custodian, as the case may be) when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Indenture Trustee (or the Custodian, as the case may be) to the Servicer.

                  (c) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages and (iv) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Indenture Trustee (which opinion shall not be an expense of the Indenture Trustee or the Trust Estate) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Estate as a REMIC or cause any REMIC constituting part of the Trust Estate to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions; (x) the provisions of the related Mortgage Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Indenture Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Indenture Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

                  Section 3.18. Servicing Compensation.

                  As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, or any other service-related fees, Insurance Proceeds and Liquidation Proceeds not required to be deposited in the Collection Account and similar items, to the extent collected from Mortgagors. Additionally, the Servicer shall be entitled to the Special Servicing Fee, payable in accordance with the Indenture.

                  Section 3.19. Annual Statement as to Compliance.

                  (a) The Servicer, at its own expense, will deliver to the Indenture Trustee, the Issuer and the Depositor, not later than 90 days following the end of the fiscal year of the Servicer which as of the Startup Day ends on the last day of December, commencing in 2001, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year (or such shorter period in the case of the first such report) and of performance under this Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

                  (b) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers' Certificates).

                  Section 3.20. Annual Independent Certified Public Accountants'
                                Reports.

                  (a) Not later than 90 days following the end of each fiscal year of the Servicer commencing in 2001, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Indenture Trustee, the Issuer and the Depositor a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced by FHLMC, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Indenture Trustee, the Issuer, the Depositor and each Rating Agency. Copies of such statement shall be provided by the

Indenture Trustee to any Noteholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Indenture Trustee.

                  (b) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers' Certificates).

                  (c) The Indenture Trustee shall, on behalf of the Trust Estate, prepare, sign and file with the Securities and Exchange Commission any and all reports, statements and information respecting the Trust Estate which the Depositor determines are required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Upon the request of the Indenture Trustee, each of the Servicer and the Issuer shall cooperate with the Indenture Trustee in the preparation of any such report and shall provide to the Indenture Trustee in a timely manner all such information or documentation as the Indenture Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

                  Section 3.21. Access to Certain Documentation and Information
                                Regarding the Mortgage Loans.

                  The Servicer shall provide to the Indenture Trustee, Noteholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

                  Section 3.22. Reserved.

                  Section 3.23. Obligations of the Servicer in Respect of
                                Compensating Interest.

                  Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Actuarial Mortgage Loans for the related Payment Date resulting from Principal Prepayments on the Actuarial Mortgage Loans during the related Prepayment Period and (B) 50% of its aggregate Servicing Fee received in the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls on the Actuarial Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Indenture Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Payment Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls on Simple Interest Mortgage Loans or Relief Act Interest Shortfalls.

                  Section 3.24. Obligations of the Servicer in Respect of
                                Mortgage Rates and Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Servicing Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Payment Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Estate, the Indenture Trustee, the Issuer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Servicing Agreement.

                  Section 3.25. Investment of Funds in the Collection Account.

                  (a) The Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.25, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Servicing Agreement, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Servicing Agreement, if the Indenture Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Servicer (in its capacity as such) or in the name of a nominee of the Indenture Trustee. The Indenture Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Indenture Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Indenture Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Indenture Trustee shall at the direction of the Servicer:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Indenture Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

                  (c) Except as otherwise expressly provided in this Servicing Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee may and, subject to
Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Notes representing more than 50% of the Voting Rights allocated to any Class of Notes, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon).

                  Section 3.26. Liability of Servicer; Indemnification.

                  (a) Subject to clause (b) below and Section 5.03, the Servicer (except the Indenture Trustee if it is required to succeed the Servicer hereunder) indemnifies and holds the Indenture Trustee, the Issuer, the Owner Trustee, the Seller, the Depositor and each Noteholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Issuer, the Depositor and any Noteholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standards. The Servicer shall immediately notify the Indenture Trustee, the Issuer, the Owner Trustee, the Depositor and each Noteholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Indenture Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Indenture Trustee, the Issuer, the Depositor and/or Noteholder in respect of such claim. The provisions of this Section 3.26 shall survive the termination of this Servicing Agreement and the payment of the outstanding Note.

                  (b) Neither the Issuer nor the Servicer, nor any of the directors, officers, employees or agents of the Issuer or the Servicer shall be under any liability to the Trust Estate or the Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Issuer or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

                  The Issuer, the Servicer and any director, officer, employee or agent of the Issuer or the Servicer, may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Issuer, the Servicer, and any director, officer, employee or agent of the Issuer or the Servicer shall be indemnified and held harmless by the Trust Estate against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Notes, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Issuer nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Servicing Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Issuer or the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Servicing Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder.

                  Section 3.27. Reports of Foreclosure and Abandonment of
                                Mortgaged Properties.

                  On or before the last day of February of each year beginning in 2002, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service and provide an Officer's Certificate certifying its compliance with this Section 3.27 to the Indenture Trustee. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

                                   ARTICLE IV

                                    Advances

                  Section 4.01. Remittance Reports; Advances.

                  (a) On the second Business Day following each Determination Date but in no event less than four Business Days prior to the related Payment Date, the Servicer shall deliver to the Indenture Trustee by telecopy (or by such other means as the Servicer and the Indenture Trustee may agree from time to time) a Remittance Report with respect to the related Payment Date. On the same date, the Servicer shall forward to the Indenture Trustee by overnight mail a computer readable magnetic tape or diskette or in such other medium as may be agreed between the Servicer and the Indenture Trustee containing the information set forth in such Remittance Report with respect to the related Payment Date. Not later than the close of business New York time on the fourth Business Day prior to the related Payment Date, the Servicer shall deliver or cause to be delivered to the Indenture Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Indenture Trustee may reasonably request or order in order for the Indenture Trustee to perform the calculations necessary to make the payments contemplated by the Indenture and to prepare the statements to Noteholders contemplated by the Indenture. The Indenture Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

                  (b) The amount of Advances to be made by the Servicer for any Payment Date shall equal, subject to Section 4.01(d), the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the first lien Actuarial Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan. The Servicer shall not be obligated to make any Advance with respect to Simple Interest Mortgage Loans, REO Properties or second or third lien Actuarial Mortgage Loans.

                  On or before the close of business New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Payment Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Payment Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future payment (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future payment have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future payment and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance

Date to the extent that the Available Funds for the related Payment Date (determined without regard to Advances to be made on the Servicer Remittance
Date) shall be less than the total amount that would be distributed to the Classes of Noteholders pursuant to the Indenture on such Payment Date if such amounts held for future payments had not been so used to make Advances. The Indenture Trustee will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Indenture Trustee on such date is less than the Advances required to be made by the Servicer for the related Payment Date, as set forth in the related Remittance Report.

                  (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Servicing Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the earlier of such time as the Trust Estate acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust Estate, or until the recovery of all Liquidation Proceeds thereon.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Issuer, the Depositor and the Indenture Trustee.

                                    ARTICLE V

                                  The Servicer

                  Section 5.01. Liability of the Servicer.

                  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

                  Section 5.02. Merger or Consolidation of, or Assumption of the
                                Obligations of, the Servicer.

                  Any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 6.02 with respect to the qualifications of a successor Servicer.

                  Section 5.03. Limitation on Liability of the Servicer and
                                Others.

                  Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Indenture Trustee, the Trust Estate or the Noteholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified from the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Notes, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate and the Servicer shall be entitled to be reimbursed therefor only pursuant to Section 3.05. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

                  Section 5.04. Servicer Not to Resign.

                  Subject to the provisions of Section 6.01 and Section 5.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or
(ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee and the Issuer in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee and the Issuer; and (b) each Rating Agency shall have delivered a letter to the Indenture Trustee and the Issuer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Notes or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 6.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections
6.01 and 6.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Issuer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee.

                  Section 5.05. Delegation of Duties.

                  In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04. The Servicer shall provide the Indenture Trustee, the Issuer and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

                  The Indenture Trustee and the Issuer hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Servicing Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Servicer Event of Termination exists, agree that upon delivery to the Indenture Trustee and the Issuer by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Servicing Agreement, the Indenture Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 6.02(a) and agrees to be subject to the terms of this Servicing Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor.

                  Section 5.06. Optional Redemption of the Notes.

                  (a) The Servicer (or an affiliate of the Servicer) may, at its option, purchase the Mortgage Loans in either Loan Group and redeem the Notes and the IX/N Interest or IIX/N Interest, as applicable, on the next succeeding Payment Date upon which the aggregate current Principal Balance of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, is less than 10% of the aggregate Principal Balance of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, as of the Cut-Off Date by purchasing all of the outstanding (i) Mortgage Loans in the related Loan Group at a price equal to the sum of the outstanding Principal Balance of the related Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Collection Period preceding the final Payment Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees and Special Servicing Fees allocable to such Mortgage Loans and (ii) REO Properties in the related Loan Group at a price equal to their fair market value as determined in good faith by the Servicer (the "Redemption Price").

                  The Redemption Price for the Group II Notes must be sufficient to equal the sum of (a) 100% of the aggregate Note Balance then outstanding, (b) the aggregate of any Group II Allocated Realized Loss Amount on the Group II Notes remaining unpaid immediately prior to such Payment Date, (c) the aggregate of the Accrued Note Interest on the Group II Notes for such Payment Date, (d) the aggregate of any LIBOR Carryover Amounts on the Group II Notes for such Payment Date and (e) the aggregate of any Interest Carry Forward Amounts for such Payment Date. The Servicer will not be permitted to terminate the Mortgage Loans in Loan Group II unless the redemption price set forth in the previous sentence is paid to the Holders of the Group II Notes.

                  In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

                  Any such purchase shall be accomplished by delivery to the Indenture Trustee for deposit into the Payment Account as part of Available Funds on the Determination Date before such Payment Date of the Termination Price.

                  (b) In order to exercise the foregoing options, the Servicer shall, not less than 15 days prior to the proposed Payment Date on which such redemption is to be made, deposit the aggregate redemption price specified in
(a) above or the aggregate redemption price for the partial redemption specified in (b) above with the Indenture Trustee (and the Indenture Trustee shall deposit such funds in the Payment Account), and shall provide written notice of its exercise of such option to the Indenture Trustee and the Owner Trustee.

                                   ARTICLE VI

                                     Default

                  Section 6.01. Servicer Events of Termination.

                  (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Servicer to make any Advance; or
         (B) any other failure by the Servicer to deposit in the Collection Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or by any Holder of a Note evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Servicing Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or by any Holder of a Note evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

                  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) The aggregate amount of cumulative Realized Losses incurred since the Cut-Off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Payment
         Date:

PAYMENT DATE OCCURRING IN                                  PERCENTAGE
-------------------------                                  ----------
December 2001 through November 2005                          3.00%
December 2005 through November 2006                          3.75%
December 2006 through November 2007                          4.25%
December 2007 and thereafter                                 4.75%

                  (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date, the Indenture Trustee may terminate all of the rights and obligations of the Servicer under this Servicing Agreement and the Indenture Trustee, or a successor servicer appointed in accordance with Section 6.02, shall immediately make such Advance and assume, pursuant to Section 6.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii),
(iv) and (v) above, the Indenture Trustee shall, at the direction of the Holders of each Class of Notes evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by Holders of Notes), terminate all of the rights and obligations of the Servicer as servicer under this Servicing Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Issuer, the Depositor and the Seller. On or after the receipt by the Servicer (and by the Indenture Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Indenture Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Indenture Trustee of all documents and records requested by it to enable it to assume the Servicer's functions under this Servicing Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Indenture Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Payment Account, the Excess Reserve Fund Account, any REO Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO

Property received by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor Servicer and amending this Servicing Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

                  Section 6.02. Indenture Trustee to Act; Appointment of
                                Successor.

                  (a) Within 90 days of the time the Servicer (and the Indenture Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 6.01 or 5.04, the Indenture Trustee (or such other successor Servicer as is approved in accordance with this Servicing Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Indenture Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Indenture Trustee and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer. The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Servicing Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the Indenture Trustee and other Persons pursuant to Section 3.26, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

                  In the event of a Servicer Event of Termination, notwithstanding anything to the contrary above, the Indenture Trustee and the Issuer hereby agree that upon delivery to the Indenture

Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of when notification of such event shall have been provided to the Indenture Trustee, whereunder the Servicer shall resign as Servicer under this Servicing Agreement, the Indenture Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Servicing Agreement.

                  (b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Noteholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

                  Section 6.03. Waiver of Defaults.

                  The Majority Noteholders may, on behalf of all Noteholders, waive any events permitting removal of the Servicer as servicer pursuant to this
Article VI; provided, however, that the Majority Noteholders may not waive a default in making a required payment on a Note without the consent of the Holder of such Note. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.

                  Section 6.04. Notification to Noteholders.

                  (a) Upon any termination or appointment of a successor the Servicer pursuant to this Article VI or Section 5.04, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register and each Rating Agency.

                  (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to all Noteholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

                  Section 6.05. Survivability of Servicer Liabilities.

                  Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                   ARTICLE VII

                            Miscellaneous Provisions

                  Section 7.01. Amendment.

                  This Servicing Agreement may be amended from time to time by the Issuer, the Indenture Trustee and the Servicer; provided that any amendment be accompanied by a letter from the Rating Agencies to the effect that the amendment will not result in the downgrading or withdrawal of the ratings then assigned to the Notes.

                  Section 7.02. Governing Law; Jurisdiction.

                  This Servicing Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Servicing Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

                  Section 7.03. Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Indenture Trustee, 180 East Fifth Street, St. Paul, Minnesota, 55101, Attention: Structured Finance/SBMSVII 2001-CB4 (telecopy number (612) 244-0089), or such other address as may hereafter be furnished to the Issuer and the Servicer in writing by the Indenture Trustee, (b) in the case of the Servicer, Litton Loan Servicing LP, 5373 W. Alabama, Suite 600, Houston, Texas 77056, Attention: Janice McClure, or such other address as may be furnished to the Issuer and the Indenture Trustee in writing by the Servicer and
(c) in the case of the Issuer (or the Owner Trustee on behalf of the Issuer), c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (telecopy number (302) 651-8882). Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Noteholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

                  Section 7.04. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Notes or the rights of the Holders thereof.

                  Section 7.05. Article and Section References.

                  All article and Section references used in this Servicing Agreement, unless otherwise provided, are to articles and Sections in this Servicing Agreement.

                  Section 7.06. Notice to the Rating Agencies.

                  (a) Each of the Indenture Trustee, the Issuer and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Indenture Trustee or Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Servicing Agreement;

                  (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

                  (iii) the resignation or termination of the Servicer;

                  (iv) any change in the location of any Account; and

                  (vi) if the Indenture Trustee is acting as successor Servicer pursuant to Section 6.02 hereof, any event that would result in the inability of the Indenture Trustee to make Advances.

                  (vii) In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (A) each annual statement as to compliance described in
         Section 3.19 hereof;

                  (B) each annual independent public accountants' servicing report described in Section 3.20 hereof; and

                  (C) each notice delivered pursuant to Section 6.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

                  Any such notice pursuant to this Section 7.06 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Agnes Teng; Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention: Scott Mason; and Moody's Investors Services, Inc., 99 Church Street, New York, New York 10007, Attention: Jasper Brice.

                  Section 7.07. Further Assurances.

                  Notwithstanding any other provision of this Servicing Agreement, the Indenture Trustee shall not have any obligation to consent to any amendment or modification of this Servicing Agreement unless it have been provided reasonable security or indemnity against its out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

                  Section 7.08. Benefits of Servicing Agreement.

                  Nothing in this Servicing Agreement or in the Notes, expressed or implied, shall give to any Person, other than the Noteholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Servicing Agreement.

                  Section 7.09. Benefits of Servicing Agreement.

                  It is expressly understood and agreed by the parties hereto that (a) this Servicing Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of Salomon Mortgage Loan Trust, Series 2001-CB4, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of Salomon Mortgage Loan Trust, Series 2001-CB4 is made and intended not as personal represenations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Servicing Agreement or any other related documents.

                  IN WITNESS WHEREOF, the Servicer, the Indenture Trustee and the Issuer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                    LITTON LOAN SERVICING LP,
                                    as Servicer

                                    By: /s/ Janice McClure
                                       --------------------------------------
                                    Name:   Janice McClure
                                    Title:  Senior Vice President


                                    SALOMON MORTGAGE LOAN TRUST, SERIES 2001-CB4 as Issuer

                                    By: Wilmington Trust Company, not in its
                                        individual capacity but solely as Owner
                                        Trustee


                                    By: /s/ Patricia A. Evans
                                       --------------------------------------
                                    Name:   Patricia A. Evans
                                    Title:  Senior Financial Services Officer


                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Indenture Trustee


                                    By: /s/ Sheryl Christopherson
                                       --------------------------------------
                                    Name:   Sheryl Christopherson
                                    Title:  Vice President

                                    EXHIBIT A


                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To:      The Bank of New York
         [Address]

                  Re: Servicing Agreement, dated as of December 14, 2001, among U.S. Bank National Association, as Indenture Trustee, Litton Loan Servicing LP, as Servicer, and Salomon Mortgage Loan Trust, Series 2001-CB4, as Issuer

                  In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Indenture Trustee, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name Address & Zip Code:
-----------------------------------

Mortgage Loan Number:
--------------------

Reason for Requesting Documents (check one)
-------------------------------

_____   1.     Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the account of the Indenture Trustee.)

_____   2.     Mortgage Loan Liquidated By (The Servicer hereb certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Indenture Trustee.)

_____   3.     Mortgage Loan in Foreclosure

_____   4.     Other (explain)______________________________________________

                  If box 1 or 2 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

                  If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                                     LITTON LOAN SERVICING LP,
                                                          as Servicer


                                                     By:________________________
                                                        Name:
                                                        Title:

                                                     Date:______________________



Acknowledgment of Documents returned to the Custodian:


                                                     THE BANK OF NEW YORK,
                                                        as Custodian


                                                     By:________________________
                                                        Name:
                                                        Title:


                                                     Date:______________________

                                    EXHIBIT B

                  INELIGIBLE FORECLOSURE PROPERTY LOAN SCHEDULE